GameStop Announces Preliminary Third Quarter 2016 Results

Grapevine, Texas (November 2, 2016)-GameStop Corp. (NYSE: GME), a global family of specialty retail brands that makes the most popular technologies affordable and simple, today announced selected estimated preliminary financial results for the third quarter and updated full year 2016 guidance.

Based on sales trends of recently released new video games as well as the current sell-thru rate of new video game hardware, GameStop expects to report third quarter 2016 revenue of approximately $2.0 billion, resulting in comparable store sales of -7.0% to -6.0% and third quarter diluted earnings per share estimated to be in the range of $0.45 to $0.49. These estimates represent the most current information available to management and may differ from the actual results to be reported on November 22, 2016 due to final adjustments that may be booked during the financial closing process.

Paul Raines, chief executive officer, stated, “Our expectation was that the new titles released in October would provide a catalyst for new software sales, but despite gaining market share, the titles underperformed our forecasted sales. While the Technology Brands and Collectibles segments continue to grow rapidly, they will not offset the decline in gaming this quarter. We remain excited about the innovation coming into the video game category over the next twelve months, including virtual reality, the Sony PlayStation 4 Pro, the Nintendo Switch and Microsoft’s Scorpio. We also remain confident that our diversification strategy will provide long-term growth and shareholder value. ”

In light of the weaker than expected results through the third quarter, GameStop is revising its full year outlook. For fiscal 2016, the company now expects full year diluted earnings per share to range from $3.65 to $3.80 and comparable store sales to range from -9.5% to -6.5%.

GameStop will report third quarter 2016 results after the market closes on Tuesday, November 22, 2016.

Note: The guidance is based on weighted average shares outstanding of 104,000,000.

Conference Call Information
A conference call with GameStop Corp.’s management to discuss the company’s third quarter’s financial results is scheduled for November 22, 2016 at 4:00 p.m. CT. The phone number for the call is 888-417-8527 and the pass code is 3312577. This call, along with supplemental information, can be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/.

Safe Harbor
This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the third quarter and fiscal 2016, future financial and operating results and projections, projected store openings, timing and terms of potential acquisitions, the company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release and consumer demand for new and pre-owned video game titles; our ability to continue to expand, and successfully open and operate new stores for, our collectibles and tech brands businesses; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the timing and amount of recognition of tax attributes; the risks associated with international operations, wireless industry partnerships and operations and the completion and integration of acquisitions; increased competition and changing technology in the video game industry, including browser and mobile games and digital distribution of console games, and the impact of that competition and those changes on physical video game sales; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop’s results to differ materially from those described in the forward-looking statements can be found in GameStop’s Annual Report on Form 10-K, as amended, for the fiscal year ended Jan. 30, 2016 filed with the SEC and available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com.

Contact
Matt Hodges
Vice President,
Corporate Communications & Investor Relations
GameStop Corp.
(817) 424-2130